THIS AGREEMENT made the 31st day of March, 2005.

BETWEEN:

ORKO GOLD CORPORATION, a company incorporated under the

laws of British Columbia and having its head office located at 2610 –

1066 West Hastings Street, Vancouver, BC, V6E 3X2

(the "Company")

AND:

GARY COPE, businessman of 203 — 1163 The High Street, Coquitlarn,

BC, V3B 7W2

(the "Executive")

WHEREAS:

A.

The Executive is a director and President of the Company and has served as the Company's President since September 9, 2003;

B.

The Company wishes to retain the services of the Executive on a continuing basis and the Executive has agreed to be employed by the Company on the terms and conditions herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

1.

The Executive will serve the Company (and from time to time any subsidiary that the Company requires) in the executive capacity that the Company's Board of Directors from time to time determines, and will perform any duties and exercise any powers that the Board of Directors of the Company or any subsidiary from time to time determines or assigns to or vests in the Executive by the Articles of the Company or any subsidiary.

2.

The Company will employ the Executive for the term of this Agreement and the Executive accepts such retainer.

3.

The Company will pay to the Executive remuneration for his services hereunder at the rate of $84,000 per year, payable in equal monthly instalments of $7,000 on the last day of each calendar month, the first of which instalments is payable on March 31, 2005, A majority of the Company's Board of Directors may determine on an annual basis the amount of any bonus and additional salary increment to be paid by the Company to the Executive.

4.

During the term of this Agreement, the Executive shall perform all such acts arid do all such things as and when the same may be necessary to properly and efficiently carry out the duties of President, and such duties shall include, but shall not be limited to:

(a)

providing overall direction to the management of the Company;

(b)

managing the day to day operations of the Company;

(c)

representing the Board of Directors at all shareholder and corporate functions; and

(d)

performing such other duties and responsibilities and observing such instructions as may be reasonably assigned to him from time to time by or on behalf of the Board of Directors of the Company.

5.

This Agreement shall be in effect for a period of one (1) year from the date of execution hereof unless sooner terminated by the parties pursuant to the terms herein contained.

6.

This Agreement shall be automatically renewed for successive one year periods unless the Company advised the Executive in writing at least three (3) months prior to the expiry of this Agreement that it does not wish to extend the term of this Agreement.

7.

If the Executive's employment hereunder is terminated within 120 days of a change of control of the Company, then the Company will pay to the Executive a lump sum in cash equal to two (2) years of salary at the rate of remuneration set out in paragraph 3, payable to the Executive immediately on termination. "Control" means: (i) the right to exercise 20% or more of the voting rights attached to all of the Company's outstanding voting securities; or (ii) the right to elect or appoint, directly or indirectly, a majority of the Company's directors.

8.

The term "subsidiary" as used in this Agreement means any company of which the Company owns or controls more than 50% of the outstanding voting shares, provided that the Company has the right to elect at least a majority of the company's Board of Directors, and includes any company in like relation to a subsidiary of the Company.

9.

During his employment, the Executive will be entitled to six (6) weeks vacation in each calendar year without loss of compensation. The Executive may take vacations at his discretion subject to the Board of Directors setting reasonable qualifications from time to time having regard to the Company's operations.

10.

The Company will reimburse the Executive for all travelling and other expenses actually and properly incurred by him in connection with his duties hereunder. The Executive will provide the Company with receipts and statements for all expenses at the Company's request.

11.

During his employment and for two years after the Executive for any reason ceases to be a director, officer, or employee of the Company, the Executive will not disclose the private affairs or secrets of the Company or its subsidiaries to any person other than the directors of the Company and its subsidiaries or for the Company's purposes, and will not use for his own purposes or for any purpose other than those of the Company any information he may acquire in relation to the business and affairs of the Company.and its subsidiaries.

12.

The Executive will well and faithfully serve the Company and its subsidiaries during his employment and will use his best efforts to promote the Company’s interests.

13.

The Executive agrees that as long as the Company's Board of Directors wish, he will serve the Company as a director and President during his employment without additional remuneration other than normal directors' fee; if any, payable by virtue of the office of director and the provisions of the Company's Articles, and other than incentive stock options that the Company may grant to the Executive in accordance with the policies of the TSX Venture Exchange.

14.

The Company may terminate this Agreement: at any time for just cause, provided reasonable warning shall have been first given by the Company to the Executive. The Executive will have no claim against the Company for damages or otherwise except for payment of remuneration to the date of termination provided for in paragraph 3.

15.

The Company may terminate this Agreement at any time without just cause upon three (3) months notice to the Executive and by paying the Executive a lump sum payment equal to the sum of the balance of the compensation otherwise payable to the Executive pursuant to paragraph 3 for the balance of the term of this Agreement and the amount that would be payable pursuant to paragraph 3 if the term of this Agreement were extended for a further 12 month period. In such event, the Executive shall not be obligated to mitigate his damages by seeking alternative employment or sources of income. Should the Executive obtain alternative employment or sources of income, the income or benefits from such employment or sources of income shall not be taken into account when computing the remuneration, compensation or quantum of damages to which the Executive is entitled as aforesaid.

16.

The Executive may terminate this Agreement by providing the Company with written notice of such termination at least three months prior to the date of such termination.

17.

On termination of this Agreement, at the request of the Company’s Board of Directors, the Executive will forthwith resign any position or office that he then holds with the Company or any of its subsidiaries.

18.

The Company is aware that the Executive has now and will continue to have financial interests in other companies and properties and the Company recognizes that these companies and properties will require a certain portion of the Executive's time_ The Company agrees that the Executive may continue to devote time to these outside interests, provided that these interests do not in any way conflict with the time required to perform his duties under this Agreement.

19.

The services to be performed by the Executive are personal in character and the Executive may not assign either this Agreement or any rights or benefits arising hereunder without the Company's prior written consent.

20.

If any provision, word, or clause of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions that may be severed, and this Agreement will be construed and enforced without regard to the illegal or invalid provision.

21.

This Agreement contains the entire agreement of the parties, can be modified only in writing, and supersedes any other oral or written agreements of the parties.

22.

All previous agreements, written or oral, between the parties or on their behalf relating to the Executive's employment by the Company are terminated and cancelled and each party releases and forever discharges the other party from all actions, causes of action, claims, and demands whatsoever under any agreement.

23.

All matters and differences in relation to this Agreement shall be referred to the arbitration of a single arbitrator if the parties agree on one, and otherwise to three arbitrators, one to be appointed by each party and a third to be chosen by the first two arbitrators so appointed. The award and determination of such arbitrator or arbitrators shall be final and binding upon the parties hereto. The provisions of the Commercial Arbitration Act (British Columbia), or any statute enacted in substitution therefore shall govern the arbitration proceedings and the provisions of this clause shall be deemed to be a submission to arbitration within the provisions of the Commercial Arbitration Act (British Columbia).

24.

Any notices to be given by either party to the other will be sufficiently given if delivered personally or transmitted by facsimile or if sent by registered mail, postage prepaid, to the party at its address shown on the first page of this Agreement, or to any other address that a party may designate to the other from time to time in writing. Notice will be deemed to have been given at the time of delivery, if delivered in person or transmitted by facsimile, or within three business days from the date of posting if mailed from Vancouver, British Columbia.

25.

The provisions of this Agreement will enure to the benefit of and be binding on the legal personal representatives of the Executive and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" includes any person, firm, or corporation or other entity that at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the Company's assets or business,

26.

This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of British Columbia.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Ageement.

THE CORPORATE SEAL OF
ORKO GOLD CORPORATION.
was hereunto affixed in the presence of:

____

Authorized Signatory

____

Authorized Signatory

C/S

SIGNED, SEALED and DELIVERED by
GARY COPE in the presence of:

____

Signature

____

Print Name

____

Address

____

____

Occupation

____

GARY COPE